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                                                                  Exhibit 23.2

                       CONSENT OF JANET LOSS, C.P.A., P.C.

                  We consent to the incorporation by reference in the Registration Statement (Form S-8) and the related prospectus pertaining to our report dated September 15, 2000, with respect to the consolidated financial statements of Xaibe, Inc. included in its Annual Report (Form 10-KSB) for the year ended June 30, 2000, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                            JANET LOSS, C.P.A., P.C.

                                            Denver, Colorado
                                            March 13, 2000